UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 6, 2009

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 5, 2009, the Board of Directors of the Company appointed L. Patrick Gage, Ph.D. as a new Class I director of the Company. Dr. Gage is expected to be appointed to serve on the Company’s Compensation and Talent Committee. Dr. Gage has been granted an option to purchase 30,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock, as listed on NASDAQ, on November 5, 2009. The option will vest monthly over the next 36 months, until all of such shares are fully vested, subject to Dr. Gage’s continued service relationship with the Company on such dates.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits is filed as part of this Current Report on Form 8-K:

Exhibit No. Description
-------------------------------------------
99.1 Press Release, dated November 6, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

November 6, 2009	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Executive Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 6, 2009